JOINT FILER INFORMATION




NAME:                      Frost Gamma Investments Trust


ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137


Designated Filer:          Phillip Frost, M.D.


Issuer and Ticker Symbol:  Opko Health, Inc. (OPK)


Date of Event Requiring
Statement:                 March 18, 2008





FROST GAMMA INVESTMENTS TRUST

         by:      /s/ Phillip Frost MD, as trustee
                  --------------------------------
                  Phillip Frost, M.D., Trustee